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                                EXHIBIT II

                         JOINT FILING AGREEMENT

The undersigned each hereby agree that Amendment No. 13 to Schedule 13D filed herewith, relating to the Common Stock of Boss Holdings, Inc., is filed on behalf of each of the undersigned.

Date:   May 6, 2002

                               GINARRA PARTNERS, L.L.C.

                               By: Second Southern Corp., manager


                               By:  /s/ G. Louis Graziadio, III
                                    ---------------------------
                               Name:    G. Louis Graziadio, III
                               Title:   Chief Executive Office

                               GRAZIADIO FAMILY TRUST, UDT 10/13/75


                               By:  /s/ Phillip M. Bardack
                                    ----------------------
                               Name:    Phillip M. Bardack
                               Title:   Trustee


                               G. Louis Graziadio, III


                               /s/ G. Louis Graziadio, III
                               ---------------------------

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